FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
May 22, 2007	CLIENT/MATTER NUMBER 043825-0138

Journal Communications, Inc.
333 West State Street
Milwaukee, WI 53203

Ladies and Gentlemen:

        We have acted as counsel for Journal Communications, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) 4,800,000 shares of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”), and/or the Company’s Class B Common Stock, $.01 par value (the “Class B Common Stock”), which may be issued pursuant to the Journal Communications, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”) and (ii) up to 4,800,000 shares of Class A Common Stock that may be issued upon the conversion of the Class B Common Stock issued under the 2007 Plan pursuant to the procedures set forth in the Company’s Amended and Restated Articles of Incorporation, as amended to date (the “Articles”).

        As such counsel, we have examined: (i) the 2007 Plan; (ii) the Registration Statement; (iii) the Articles and the Bylaws of the Company, each as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the 2007 Plan and the issuance of securities thereunder; and (v) such other documents and records and certificates of government officials as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

        1.        The Company is a corporation validly existing under the laws of the State of Wisconsin.

        2.        The shares of Class A Common Stock, when issued by the Company pursuant to the terms and conditions of the 2007 Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, subject to the personal liability that may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Journal Communications, Inc.
May 22, 2007

        3.        The shares of Class B Common Stock, when issued by the Company pursuant to the terms and conditions of the 2007 Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, subject to the personal liability that may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

        4.        The shares of Class A Common Stock subject to issuance upon the conversion of the Class B Common Stock issued under the 2007 Plan, when issued pursuant to the provisions of, and in the manner contemplated by, the Articles, will be will be validly issued, fully paid and nonassessable, subject to the personal liability that may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP